Exhibit 3.2

Amendment No. 1 to Second Amended and Restated Bylaws

of

American Capital Strategies, Ltd.

(adopted and effective as of May 19, 2008)

Section 2.8 is deleted in its entirety and replaced with the following:

Section 2.8. Voting. Unless otherwise provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation, by any other provision of the Certificate of Incorporation or by the GCL, each stockholder shall be entitled to one vote, in person or by written proxy, for each share held of record by such stockholder that is entitled to vote generally in the election of directors. Each director shall be elected by a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section, a majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. All other questions shall be decided by a majority of the votes cast, except as otherwise required by the GCL or as provided for in the Certificate of Incorporation or these Bylaws. Abstentions in director elections and all other questions shall not be considered to be votes cast. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected thereafter at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

SECOND AMENDED AND RESTATED BYLAWS

OF

AMERICAN CAPITAL STRATEGIES, LTD.

(as amended on August 12, 1997)

SECTION I

CAPITAL STOCK

Section 1.1. Certificates. Every holder of stock in American Capital Strategies, Ltd. (the “Corporation”) shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant or Deputy Treasurer or the Secretary or an Assistant or Deputy Secretary of the Corporation certifying the number of shares in the Corporation owned by such holder. If such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 1.2. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

Section 1.3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person’s attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be cancelled before the new certificate is issued.

Section 1.4. Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person’s ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, unless waived by an authorized officer of the Corporation, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

Section 1.5. Transfer Agents; Registrars; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

Section 1.6. Record Date. The Board of Directors may fix in advance a future date, not exceeding sixty days (nor, in the case of a stockholders’ meeting, less than ten days) preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights, or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION II

MEETINGS OF STOCKHOLDERS

Section 2.1. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of such other proper business shall be held on the first Tuesday in the month of February, unless otherwise specified by resolution adopted by the Board of Directors, and at the time and place, within or without Delaware, as determined by the Board of Directors.

Section 2.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board of Directors and shall be called by the Chairman of the Board of Directors at the request of holders of not less than twenty-five percent (25%) of all the outstanding shares of the Corporation entitled to vote at the meeting. Special meetings may be held at any place, within or without Delaware, as determined by the Chairman of the Board of Directors. The only business which may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

Section 2.3. Notice. Written notice of each meeting of stockholders, stating the date, hour, place and, in the case of a special meeting, the purpose thereof, shall be given as provided by law by the Secretary or an Assistant or Deputy Secretary not less than ten days nor more than sixty days before such meeting (unless a different time is specified by law) to every stockholder entitled by law to notice of such meeting.

Section 2.4. List of Stockholders. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, for at least ten days before the meeting and at the place of the meeting during the whole time of the meeting.

Section 2.5. Quorum. The holders of at least a majority of the votes entitled to be cast by the issued and outstanding stock of the Corporation entitled to vote on the matters at issue, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the Delaware General Corporation Law (the “GCL”). In the event of a lack of a quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than an announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.6. Organization. The Chairman of the Board, or, in the absence of the Chairman of the Board, the President, or, in the absence of the Chairman of the Board and the President, any Executive Vice President, shall preside at meetings of stockholders. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

Section 2.7. Stockholder Nominations and Proposals. (a) No proposal for a stockholder vote shall be submitted by a stockholder (a “Stockholder Proposal”) to the Corporation’s stockholders unless the stockholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3 (a) (9) of the Securities Exchange Act of 1934, as amended through the date of adoption of these Bylaws) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Corporation’s books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal. Upon receipt of the Stockholder Proposal and prior to the stockholder meeting at which such Stockholder Proposal will be considered, if the Board of Directors or a designated committee or the officer who will preside at the stockholders meeting determines that the information provided in a Stockholder Proposal does not satisfy the informational requirements of these Bylaws or is otherwise not in accordance with law, the Secretary of the Corporation shall promptly notify such Proponent of the deficiency in the notice. Such Proponent shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Proponent, determined by the Board of Directors, such committee or such officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Section 2.7, then such proposal shall not be presented for action at the meeting in question.

(b) Only persons who are selected and recommended by the Board of Directors or the Nominating Committee thereof, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.7, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.7. Nominations by stockholders shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Persons, (y) the name and address of such Persons and as they appear on the Corporation’s books (if they so appear) and (z) the class and number of shares of the Corporation which are beneficially owned by such Persons. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

(c) Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation not less than sixty and not more than ninety days prior to the date of the meeting of stockholders if such Nomination Notice or Stockholder Proposal is to be submitted at an annual stockholders meeting (provided, however, that if such annual meeting is called to be held before the date specified in Section 2.1 hereof, such Nomination Notice or Stockholder Proposal shall be so delivered no later than the close of business on the tenth day following the day on which notice of the date of the annual stockholders meeting was given. Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the tenth day following the day on which notice of the date of a special meeting of stockholders was given if the Nomination Notice or Stockholder Proposal is to be submitted at a special stockholders meeting.

Section 2.8. Voting. Unless otherwise provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation, by any other provision of the Certificate of Incorporation or by the GCL, each stockholder shall be entitled to one vote, in person or by written proxy, for each share held of record by such stockholder which is entitled to vote generally in the election of directors. All elections for the Board of Directors shall be decided by a plurality of the votes cast and all other questions shall be decided by a majority of the votes cast, except as otherwise required by the GCL or as provided for in the Certificate of Incorporation or these Bylaws. Abstentions shall not be considered to be votes cast.

Section 2.9. Inspectors. Votes by written ballot at any meeting of stockholders may be conducted by one or more inspectors, appointed for that purpose, either by the Board of Directors or by the chairman of the meeting. The inspector or inspectors may decide upon the qualifications of voters and the validity of proxies, and may count the votes and declare the result.

SECTION III

BOARD OF DIRECTORS

Section 3.1. Number and Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of, retirement age of and other restrictions and qualifications for directors constituting the Board of Directors shall be as authorized from time to time exclusively by a majority vote of the members of the Board of Directors then in office, provided that no amendment to the Bylaws decreasing the number of directors shall have the effect of shortening the term of any incumbent director and provided that the number of directors shall not be increased by fifty percent (50%) or more in any twelvemonth period without the approval by at least sixty-six and two-thirds percent (66 2/3%) of the members of the Board of Directors then in office. Each director shall hold office until his successor is elected and qualified or until his earlier death, removal or resignation pursuant to Section 3.2 hereof.

Section 3.2. Resignation. A director may resign at any time by giving written notice to the Chairman of the Board, to the President or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held without further notice at such time as shall from time to time be determined by the Board of Directors.

Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chairman of the Executive Committee, the Vice Chairman of the Board or the President, or at the request in writing of a majority of the members of the Board of Directors then in office.

Section 3.5. Notice of Special Meetings. Notice of the date, time and place of each special meeting shall be (i) mailed by regular mail to each director at his designated address at least six days before the meeting, (ii) sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting), or (iii) given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least twenty-four hours before the meeting. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

Section 3.6. Place of Meetings. The Board of Directors may hold their meetings and have an office or offices outside of Delaware. Each regular meeting of the Board of Directors shall be held at the location specified in the notice with respect to such meeting or if no such notice is provided or no location is specified therein, at the principal executive offices of the Corporation. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

Section 3.7. Telephonic Meetings and Participation. Any or all of the directors may participate in a meeting of the Board of Directors or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 3.8. Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.9. Quorum and Adjournment. A majority of the number of the directors then holding office shall constitute a quorum. Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, that notice of such reconvened meeting, stating the date, time, and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 3.5 hereof.

Section 3.10. Organization. The Chairman of the Board, or, in the absence of the Chairman of the Board, the Chairman of the Executive Committee, or in the absence of the Chairman of the Executive Committee, the Vice Chairman of the Board, or, in the absence of the Vice Chairman of the Board, the President, or in the absence of the President, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary of the Corporation or an Assistant Secretary, as designated by the Chairman of the Board or other presiding officer, shall act as secretary and record the minutes of such meeting.

Section 3.11. Compensation of Directors. Directors shall receive such compensation for their services as the Board of Directors may determine. Any director may serve the Corporation in any other capacity and receive compensation therefor.

Section 3.12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival, the director objects to the holding of the meeting or the transacting of specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

Section 3.13. Voting. Except as otherwise provided in the Certificate of Incorporation, these Bylaws and the GCL, all actions taken by the Board of Directors shall be taken by a majority vote of the members then in office.

SECTION IV

EXECUTIVE AND OTHER COMMITTEES

Section 4.1. Executive Committee. The Board shall, by resolution passed by a majority of the members of the Board of Directors then in office, designate an Executive Committee to consist of three or more members of the Board.

Section 4.2. Vacancies. By a vote of the majority of the members of the Board of Directors then in office, the Board of Directors shall have the power to change the membership of the Executive Committee at any time, to fill vacancies therein and to discharge the Executive Committee or to remove any member thereof (including the Chairman thereof) at any time.

Section 4.3. Procedure. Meetings of the Executive Committee shall be held at such times and places as the Chairman of the Executive Committee may determine. The Executive Committee may fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as the Board of Directors by a vote of sixty-six and two-thirds percent (66 2/3%) shall by resolution otherwise provide. Unless otherwise provided by the Board of Directors or the Executive Committee, quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors.

Section 4.4. Powers. (a) Except as otherwise provided by law or the Certificate of Incorporation or these Bylaws, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation in the intervals between meetings of the Board of Directors.

(b) The authority of the Executive Committee shall specifically include, but not be limited to, the power to declare a dividend, to authorize the issuance of stock, and to adopt a certificate of ownership and merger of the Corporation with a subsidiary pursuant to Section 253 of the GCL.

Section 4.5 Nominating Committee. The Board shall, by resolution passed by a majority of the members of the Board of Directors then in office, designate a Nominating Committee to consist of two or more members of the Board. A majority of the Board of Directors then in office shall have the power to change the membership of the Nominating Committee, fill vacancies therein or remove any members thereof, either with or without cause, at any time. Unless otherwise provided by the Board of Directors or the Nominating Committee, quorum, voting, and other procedures of the Nominating Committee shall be the same as those applicable to actions taken by the Board of Directors. The Nominating Committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the majority of the Board of Directors shall otherwise by resolution provide.

Section 4.6. Other Committees. The Board of Directors may, by resolutions passed by a majority of the members of the Board of Directors then in office, designate members of the Board of Directors to constitute other committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless otherwise provided by the Board of Directors or such committee, quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

SECTION V

OFFICERS

Section 5.1. Designation. The officers of the Corporation shall be a Chairman of the Board, any Vice Chairman of the Board, a President, one or more Vice Presidents in such gradations as the Board of Directors may determine, a Treasurer, one or more Assistant or Deputy Treasurers, a Secretary and one or more Assistant or Deputy Secretaries. The Board of Directors also may elect or appoint, or provide for the appointment of, such other officers or agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation.

Section 5.2. Election and Term. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers or provide for the appointment thereof. Subject to Section 5.3 and Section 5.4 hereof, the term of each officer elected by the Board of Directors shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor is chosen and qualified.

Section 5.3. Resignation. Any officer may resign at any time by giving written notice to any member of the Office of the Chairman or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 5.4. Removal. Any officer may be removed at any time with or without cause by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the members of the Board of Directors then in office. Any officer appointed by another officer may be removed with or without cause by such officer.

Section 5.5. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer.

Section 5.6. Chief Executive and Chief Operating Officers. The Chairman of the Board shall initially be the Chief Executive Officer of the Corporation and thereafter, at such time as the Board of Directors shall determine, the Chief Executive Officer shall be such officer as the Board of Directors shall designate from time to time. The Chief Executive Officer shall be responsible for carrying out the policies adopted by the Board of Directors. The Board of Directors shall also designate a Chief Operating Officer. The Chief Operating Officer shall have general authority and supervision over the operations of the Corporation and shall consult with the Chief Executive Officer as to matters within the scope of the authority of the Chief Executive Officer.

Section 5.7. Chairman of the Board. The Chairman of the Board shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors.

Section 5.8. Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee of the Board of Directors and shall have such other powers and perform such other duties as may be provided for herein or assigned by the Board of Directors.

Section 5.9. Vice Chairman of the Board. Any Vice Chairman of the Board shall, except as otherwise provided in these Bylaws or by the Board of Directors, in the absence of the Chairman, have the powers and perform the duties of the Chairman, and shall have such other powers and perform such other duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors.

Section 5.10. President. The President shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned from time to time by the Board of Directors.

Section 5.11. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be provided for herein and as may be assigned by the Chairman of the Board, the President or the Board of Directors.

Section 5.12. Treasurer. The Treasurer shall have charge of all funds of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

Section 5.13. Assistant or Deputy Treasurers. Each Assistant or Deputy Treasurer shall have such powers and perform such duties as may be assigned by the Treasurer or the Board of Directors.

Section 5.14. Secretary. The Secretary shall give notices of all meetings of stockholders and directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary or any Assistant Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary’s charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary (or any Assistant Secretary). The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

Section 5.15. Assistant or Deputy Secretaries. Each Assistant or Deputy Secretary shall have such powers and perform such duties as may be assigned by the Secretary or the Board of Directors.

Section 5.16. Compensation of Officers. The officers of the Corporation shall receive such compensation for their services as the Board of Directors may determine. The Board of Directors may delegate its authority to determine compensation to a committee or designated officers of the Corporation.

Section 5.17. Execution of Instruments. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct.

Section 5.18. Mechanical Endorsement. The Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.

SECTION VI

INDEMNIFICATION

Section 6.1. Indemnification Provisions in Certificate of Incorporation. The provisions of this Section VI are intended to supplement Article VII of the Certificate of Incorporation pursuant to Section 7.2 of the Certificate of Incorporation. To the extent that this Section VI contains any provisions inconsistent with said Article VII, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article VII shall have the same meaning in this Section VI.

Section 6.2. Undertakings for Advances of Expenses. If and to the extent the GCL requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 7.1 of the Certificate of Incorporation (hereinafter an “advancement of expenses”) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under Article VII of the Certificate of Incorporation or otherwise.

Section 6.3. Claims for Indemnification. If a claim for indemnification under Section 7.1 of the Certificate of Incorporation is not paid in full by the Corporation within sixty days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in wholeor in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the GCL (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the GCL (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the

Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VII of the Certificate of Incorporation or this Section VI or otherwise, shall be on the Corporation.

Section 6.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

Section 6.5. Severability. In the event that any of the provisions of this Section VI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

SECTION VII

MISCELLANEOUS

Section 7.1. Seal. The corporate seal shall have inscribed upon it the name of the Corporation, the year “1993” and the words “Corporate Seal” and “Delaware.” The Secretary shall be in charge of the seal and may authorize a duplicate seal to be kept and used by any other officer or person.

Section 7.2. Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.3. Voting of Stock Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chairman of the Executive Committee, the Vice Chairman of the Board, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 7.4. Executive Office. The principal executive office of the Corporation shall be located in Columbia, Maryland or such other location as may be specified by the Board of Directors. The books of account and records shall be kept in such office. The Corporation also may have offices at such other places, both within and without Delaware, as the Board of Directors from time to time shall determine or the business and affairs of the Corporation may require.

ARTICLE VIII

AMENDMENT OF BYLAWS

These Bylaws of the Corporation may be amended, altered, changed, adopted and repealed by a vote of the majority of the Board of Directors then in office at any regular or special meeting. The stockholders also shall have the power to amend, alter, change, adopt and repeal the Bylaws of the Corporation at any annual or special meeting pursuant to the requirements of the Certificate of Incorporation.